Exhibit 99.C1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-6 of our report dated December 1, 2021, relating to the financial statements and financial highlights of SPDR S&P MidCap 400 ETF Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm and Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

January 27, 2022